Exhibit 11




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Davis Series, Inc. and to the inclusion of our report dated February 5, 1997 to the Shareholders and Board of Directors of Davis Series, Inc.


                  /s/ Tait, Weller & Baker
                  Tait, Weller & Baker

Philadelphia, Pennsylvania
August 11, 1997